Exhibit 99.1

Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard
Liberty Property Trust
610/648-1704

LIBERTY PROPERTY TRUST ANNOUNCES

FOURTH QUARTER AND FULL YEAR RESULTS

Malvern, PA, February 5, 2013 — Liberty Property Trust reported that funds from operations available to common shareholders (diluted) (“FFO”) for the fourth quarter of 2012 was $0.63 per share, compared to $0.63 per share for the fourth quarter of 2011.

For the year ended December 31, 2012, FFO per share was $2.58, and included $5.0 million in termination fees.  This compares to FFO of $2.61 per share for 2011, which included $4.1 million in termination fees.

Net income per common share (diluted) was $0.32 per share for the quarter ended December 31, 2012, compared to $0.30 per share (diluted) for the quarter ended December 31, 2011.  Net income for the full year 2012 was $1.17 per common share, compared with $1.59 per share for 2011.

“Over the past two years, Liberty has made great strides in enhancing our portfolio quality and market position, and our portfolio continues to perform well in an unpredictable market,” said Bill Hankowsky, chairman and chief executive officer. “Although economic uncertainty continues to constrain decision making, there is pent-up demand in the marketplace, and we expect this demand could more positively affect occupancies and development opportunities as the year goes on.”

Portfolio Performance

Leasing: At December 31, 2012, Liberty’s in-service portfolio of 81.3 million square feet was 92.1% occupied, compared to 91.8% at the end of the third quarter. During the quarter, Liberty completed lease transactions totaling 4.9 million square feet of space. Liberty leased 18.5 million square feet in 2012.

Same Store Performance: Property level operating income for same store properties decreased by 0.2% on a cash basis and decreased by 0.3% on a straight line basis for the fourth quarter of 2012 compared to the same quarter in 2011 and decreased by 0.3% on a cash basis and decreased by 0.8% on a straight line basis for the full year 2012 compared to 2011.

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Capital Activities and Balance Sheet Management

Property Sales: During the fourth quarter, Liberty sold two operating properties, which contained 257,000 square feet of leasable space for $17.7 million. The properties were 61.9% leased at the time of the sale.

Senior Unsecured Notes: During the fourth quarter, Liberty issued $300 million of 10 ½ year 3.375% Senior Unsecured Notes. The net proceeds were used to repay borrowings under the company’s unsecured credit facility and for general corporate purposes.

Real Estate Investments

Acquisitions: During the quarter, Liberty acquired 22 industrial properties for $176.3 million. The properties total 3.5 million square feet of leasable space, and are 92.5% leased at a current yield of 6.8%.

Development: In the fourth quarter, Liberty brought into service five development properties for a total investment of $44.1 million. The properties contain 290,000 square feet of leasable space and were 77.0% occupied and 97.7% leased as of December 31, 2012. The current yield on these properties is 8.5% and the projected stabilized yield is 10.5%.

Also during the quarter, Liberty began development on one property for a projected investment of $11.6 million. The property is a 181,000 square foot industrial build-to-suit for GAC Industries in Houston, TX.

Subsequent Events

Liberty has announced that it will begin development during the first quarter of 3 Quarry Ridge, a 200,000 square foot office building in Malvern, Pennsylvania. The property is 100% leased to the Vanguard Group and represents an investment of $55 million.

About the Company

Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 81 million square foot portfolio includes 680 properties which provide office, distribution and light manufacturing facilities to 1,800 tenants.

Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

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Liberty will host a conference call during which management will discuss fourth quarter results, on Tuesday, February 5, 2013, at 1 p.m. Eastern Time.  To access the conference call, please dial 855-277-7530. The passcode needed for access is 91553147. A replay of the call will be available until March 5, 2013, by dialing 1-855-859-2056 using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law.  Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results.  These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Liberty Property Trust

Statement of Operations

December 31, 2012

(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Year ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Operating Revenue
Rental	$121,709	$118,171	$478,835	$464,053
Operating expense reimbursement	54,518	50,533	206,717	199,188
Total operating revenue	176,227	168,704	685,552	663,241

Operating Expenses
Rental property	37,704	34,105	133,630	125,761
Real estate taxes	18,407	18,336	79,859	76,982
General and administrative	18,286	16,547	64,730	59,367
Depreciation and amortization	42,923	39,994	165,628	156,242
Total operating expenses	117,320	108,982	443,847	418,352

Operating Income	58,907	59,722	241,705	244,889

Other Income/Expense
Interest and other	1,320	1,472	9,289	8,389
Interest	(29,738)	(29,510)	(119,630)	(120,718)
Total other income/expense	(28,418)	(28,038)	(110,341)	(112,329)

Income before property dispositions, income taxes, noncontrolling interest and equity in earnings of unconsolidated joint ventures	30,489	31,684	131,364	132,560
Gain on property dispositions	1,305	1,664	4,123	5,025
Income taxes	(331)	(51)	(976)	(1,020)
Equity in earnings (loss) of unconsolidated joint ventures	716	1,026	(681)	3,496

Income from continuing operations	32,179	34,323	133,830	140,061

Discontinued operations (including net gains on property dispositions of $8,837 and $5,860 for the quarters ended December 31, 2012 and 2011 and net gains of $11,383 and $60,582 for the years ended December 31, 2012 and 2011)	8,392	6,922	13,921	70,649
Net Income	40,571	41,245	147,751	210,710
Noncontrolling interest - operating partnerships	(2,416)	(6,453)	(10,590)	(27,222)
Noncontrolling interest - consolidated joint ventures	275	—	275	511
Net Income available to common shareholders	$38,430	$34,792	$137,436	$183,999

Net income	$40,571	$41,245	$147,751	$210,710
Other comprehensive income (loss)	389	(217)	3,436	(281)
Comprehensive income	40,960	41,028	151,187	210,429
Less: comprehensive income attributable to noncontrolling interest	(2,153)	(6,446)	(10,422)	(26,705)
Comprehensive income attributable to common shareholders	$38,807	$34,582	$140,765	$183,724

Basic income per common share
Continuing operations	$0.26	$0.24	$1.06	$1.00
Discontinued operations	$0.07	$0.06	$0.12	$0.60
Total basic income per common share	$0.33	$0.30	$1.18	$1.60

Diluted income per common share
Continuing operations	$0.25	$0.24	$1.06	$1.00
Discontinued operations	$0.07	$0.06	$0.11	$0.59
Total diluted income per common share	$0.32	$0.30	$1.17	$1.59

Weighted average shares
Basic	117,556	115,373	116,863	114,755
Diluted	118,378	116,090	117,694	115,503

Amounts attributable to common shareholders
Income from continuing operations	$30,293	$28,090	$123,945	$115,653
Discontinued operations	8,137	6,702	13,491	68,346
Net income	$38,430	$34,792	$137,436	$183,999

Liberty Property Trust

Statement of Funds From Operations

December 31, 2012

(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Year ended
	December 31, 2012		December 31, 2011		December 31, 2012		December 31, 2011
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO - basic:
Basic - income available to common shareholders	$38,430	$0.33	$34,792	$0.30	$137,436	$1.18	$183,999	$1.60

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,413		3,549		14,152		14,452
Depreciation and amortization	42,518		42,123		164,615		168,435
Gain on property dispositions/impairment	(8,265)		(6,066)		(7,589)		(61,198)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions/impairment	(1,145)		(1,258)		(5,286)		(3,926)
Funds from operations available to common shareholders - basic	$74,951	$0.64	$73,140	$0.63	$303,328	$2.60	$301,762	$2.63

Reconciliation of net income to FFO - diluted:
Diluted - income available to common shareholders	$38,430	$0.32	$34,792	$0.30	$137,436	$1.17	$183,999	$1.59

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,413		3,549		14,152		14,452
Depreciation and amortization	42,518		42,123		164,615		168,435
Gain on property dispositions/impairment	(8,265)		(6,066)		(7,589)		(61,198)
Noncontrolling interest excluding preferred unit distributions	1,205		1,143		4,378		6,153
Funds from operations available to common shareholders - diluted	$77,301	$0.63	$75,541	$0.63	$312,992	$2.58	$311,841	$2.61

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	117,556		115,373		116,863		114,755
Dilutive shares for long term compensation plans	822		717		831		748
Diluted shares for net income calculations	118,378		116,090		117,694		115,503
Weighted average common units	3,728		3,809		3,760		3,869
Diluted shares for Funds from operations calculations	122,106		119,899		121,454		119,372

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions.  As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income.  In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT.  Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust

Balance Sheet

December 31, 2012

(Unaudited and in thousands, except share and unit amounts)

	December 31, 2012	December 31, 2011
Assets
Real estate:
Land and land improvements	$900,501	$852,785
Building and improvements	4,353,433	4,092,056
Less: accumulated depreciation	(1,170,030)	(1,047,336)

Operating real estate	4,083,904	3,897,505

Development in progress	248,602	88,848
Land held for development	258,324	219,375

Net real estate	4,590,830	4,205,728

Cash and cash equivalents	38,356	18,204
Restricted cash	33,147	63,659
Accounts receivable	8,988	8,192
Deferred rent receivable	108,628	102,613
Deferred financing and leasing costs, net of accumulated amortization (2012, $136,706; 2011, $123,557)	141,245	129,614
Investments in and advances to unconsolidated joint ventures	169,021	174,687
Assets held for sale	—	210,790
Prepaid expenses and other assets	87,756	76,186

Total assets	$5,177,971	$4,989,673

Liabilities
Mortgage loans	$302,855	$290,819
Unsecured notes	2,262,543	1,792,643
Credit facility	92,000	139,400
Accounts payable	31,058	23,418
Accrued interest	20,164	24,147
Dividend and distributions payable	58,038	56,958
Other liabilities	185,956	194,995

Total liabilities	2,952,614	2,522,380

Noncontrolling interest - operating partnership - 301,483 preferred units outstanding as of December 31, 2012 and December 31, 2011	7,537	7,537

Equity
Shareholders’ equity:
Common shares of beneficial interest, $.001 par value, 183,987,000 shares authorized, 119,720,776 (includes 1,249,909 in treasury) and 117,352,353 (includes 1,249,909 in treasury) shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively	119	117
Additional paid-in capital	2,687,701	2,617,355
Accumulated other comprehensive income (loss)	2,900	(429)
Distributions in excess of net income	(547,757)	(461,498)
Common shares in treasury, at cost, 1,249,909 shares as of December 31, 2012 and December 31, 2011	(51,951)	(51,951)
Total shareholders’ equity	2,091,012	2,103,594

Noncontrolling interest - operating partnership
3,713,851 and 3,808,746 common units outstanding as of December 31, 2012 and December 31, 2011, respectively	60,223	64,428
1,290,000 and 9,740,000 preferred units outstanding as of December 31, 2012 and December 31, 2011, respectively	63,264	287,959
Noncontrolling interest - consolidated joint ventures	3,321	3,775

Total equity	2,217,820	2,459,756

Total liabilities, noncontrolling interest - operating partnership & equity	$5,177,971	$4,989,673